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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form S-1 Registration Statement of our report, dated February 27,2004 except for Notes 2, 7, & 14, as to which the date is March 22, 2004, relating to the consolidated financial statements of Metropolitan Health Networks, Inc. and Subsidiaries, and to the reference of our Firm under the caption "Experts" in the Prospectus.

                                                    /s/ Kaufman, Rossin & Co.

                                                    KAUFMAN, ROSSIN & CO.

MIAMI, FLORIDA
May 27, 2004